UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 6, 2026
Date of Report (Date of earliest event reported)

Southern California Gas Company
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 5th Street, Los Angeles, California 90013	(213) 244-1200
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
On August 6, 2026, the shareholders of Southern California Gas Company (the “Company”) approved the amendment and restatement of the Company’s Restated Articles of Incorporation (as so amended and restated, the “Restated Charter”) to provide, among other things, that (a) each outstanding share of the Company’s 6% Preferred Stock, $25 par value (the “Preferred Stock”), and 6% Preferred Stock, Series A, $25 par value (the “Series A Preferred Stock”), shall be automatically retired (the “Retirement”) in exchange for a cash payment of $31.00 per share, plus accrued and unpaid dividends thereon to but excluding the effective date of the Retirement and (b) the authorized number of shares of both such classes of preferred stock shall be reduced to zero.
The Company plans to file the Restated Charter with the Secretary of State of the State of California on August 17, 2026 (the “Retirement Date”). On the Retirement Date, each outstanding share of the Preferred Stock and the Series A Preferred Stock will be automatically retired, no shares of the Preferred Stock or the Series A Preferred Stock will be outstanding, and certificates or book entries representing such retired shares will represent only the receipt of or right to receive a cash payment of $31.135616 per share, such amount constituting $31.00 per share, plus accrued and unpaid dividends thereon to but excluding the Retirement Date.
In anticipation of the Retirement, the Company plans to voluntarily delist the Preferred Stock and the Series A Preferred Stock from the OTC Markets quotation system at or around the close of business on August 13, 2026.
The foregoing description of the Restated Charter is intended to be a summary and is qualified in its entirety by the complete Restated Charter, the form of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
A special meeting of the shareholders of the Company (the “Special Meeting”) was held on August 6, 2026. At the Special Meeting, the Company’s shareholders voted on a proposal to approve the Restated Charter that implements the Retirement.
In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal authorizing the Board of Directors of the Company to adjourn the Special Meeting, one or more times, if necessary or appropriate, to provide additional time to solicit additional proxies in favor of the Restated Charter that implements the Retirement (the “Adjournment Proposal”). Because there were sufficient votes to approve the Restated Charter, the Adjournment Proposal was unnecessary and was not presented or submitted to shareholders for approval at the Special Meeting.
Below are the final voting results for the only proposal that was presented to shareholders at the Special Meeting, as certified by the Company’s inspector of election at such meeting.

Amendment and Restatement of the Company’s Restated Articles of Incorporation to Retire All Outstanding Shares of Preferred Stock and Series A Preferred Stock and Make Certain Other Related Changes

Class of Shares	No. of Votes For	No. of Votes Against	No. of Abstentions	No. of Broker Non-Votes
Common stock	91,300,000	—	—	—
Preferred Stock	65,471	4,579	54	—
Series A Preferred Stock	399,589	84,140	11,523	—

Approval of the Restated Charter that implements the Retirement required the affirmative vote of a majority of the outstanding shares of each of: (i) the Company’s common stock, Preferred Stock and Series A Preferred Stock, voting together as a single class, (ii) the Company’s common stock, voting as a separate class, (iii) the Company’s Preferred Stock, voting as a separate class, and (iv) the Company’s Series A Preferred Stock, voting as a separate class. Because each of these approvals was obtained at the Special Meeting, the Restated Charter that implements the Retirement was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Form of Restated Articles of Incorporation of Southern California Gas Company
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: August 7, 2026	By: /s/ Elvia Lima Ortiz
Elvia Lima Ortiz Vice President, Controller and Chief Accounting Officer